Exhibit 1


                      TRANSACTION IN SHARES OF THE COMPANY

                     The Reporting Persons engaged in the following transactions in Shares of the Company during the past 60 days or since the most recent filing on Schedule 13D, whichever is less. All transactions involved purchases of Shares on the New York Stock Exchange.


        Reporting Person
           With Direct
           Beneficial                        Date of              Number of           Price Per Share
           Ownership                       Transaction             Shares          (Excluding Commission)
           ---------                       -----------             ------          ----------------------
Greenway Partners, L.P.                       7/1/99                75,000                 7.475

Greenway Partners, L.P.                       8/4/99                40,000                 7.346

Greenway Partners, L.P.                       8/6/99                28,500                 7.500

Greenway Partners, L.P.                      8/10/99                50,000                 7.625

Greenway Partners, L.P.                      8/12/99                65,000                 7.951

Greenway Partners, L.P.                      8/13/99                67,100                 7.975

Greentree Partners, L.P.                      7/1/99                25,000                 7.475

Greensea Offshore, L.P.                       7/1/99                75,000                 7.475

Greensea Offshore, L.P.                       8/4/99                40,000                 7.346

Greensea Offshore, L.P.                      8/10/99                50,000                 7.625

Greensea Offshore, L.P.                      8/12/99                60,000                 7.951

Greensea Offshore, L.P.                      8/13/99                70,000                 7.975

Greenbelt Corp.                               8/4/99                40,000                 7.346

Greenbelt Corp.                              8/10/99                60,000                 7.625

Greenbelt Corp.                              8/12/99               100,000                 7.951

Greenbelt Corp.                              8/13/99               145,000                 7.975
